UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2011
NANOSPHERE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33775	36-4339870

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4088 Commercial Avenue, Northbrook, Illinois	60062

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 400-9000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
(a)	Nanosphere, Inc. (the “Company”) held its annual meeting of shareholders on June 1, 2011 (the “Annual Meeting”). The following is a summary of the matters voted on at the meeting.
(b)	The shareholders elected all seven nominees for director to serve until the next annual meeting of stockholders in 2012, as follows:

	For	Withheld	Broker Non-Vote
William P. Moffitt III	22,406,579	151,457	4,368,664
Mark Slezak	22,173,642	384,394	4,368,664
Jeffrey R. Crisan	22,430,923	127,113	4,368,664
André de Bruin	22,419,122	138,914	4,368,664
Chad A. Mirkin	16,528,956	6,029,080	4,368,664
Lorin J. Randall	22,420,340	137,696	4,368,664
Sheli Z. Rosenberg	21,883,679	674,357	4,368,664
By the following vote, the shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation was described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the Company’s proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 27, 2011:

For	Against	Abstain	Broker Non-Votes
22,390,717	103,819	63,500	4,368,664
By the following vote, the shareholders recommended, on an advisory basis, an annual shareholder vote on the compensation of our named executive officers, as such compensation may be described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the Company’s annual proxy statement each year:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
21,320,507	265,847	814,631	157,050	4,368,665
By the following vote, the shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

For	Against	Abstain
26,844,983	54,633	27,084

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOSPHERE, INC. (Registrant)
Date: June 3, 2011	By:	/s/ Roger Moody
Roger Moody
Chief Financial Officer, Vice President of Finance & Administration, Treasurer, Secretary